Exhibit 99.1

Oplink Reports Solid Third Quarter Fiscal 2011 Financial Results

Fremont, Calif., -- May 3, 2011 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its third quarter of fiscal 2011, ended March 31, 2011.

Revenues for the quarter were $53.5 million, an increase of 59% over the same period of the prior year.  GAAP net income for the third quarter of fiscal 2011 was $8.2 million, or $0.38 per diluted share, an increase of 221% over $2.6 million, or $0.12 per diluted share, reported in the same period of the prior year.

Non-GAAP net income for the third quarter of fiscal 2011 was $10.6 million, or $0.49 per diluted share, an increase of 119% over $4.8 million, or $0.22 per diluted share, reported in the same period of the prior year. Non-GAAP results reflect the adjustments described in the Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures attached to this press release.

Oplink generated $16.3 million in cash from operations during the third quarter, and closed the quarter with cash, cash equivalents and short-term investments of $196.0 million.

"We are pleased with our performance in the quarter," commented Joe Liu, Chairman and CEO of Oplink. "We continue to focus on higher-speed precision optics, switching and WSS product introductions, and enhancing our gross margin through integration and miniaturization.  However, we have experienced spending slowdowns at selected customers for the coming quarter, which are reflected in our outlook.  With our comprehensive, integrated metro DWDM product offerings, we remain optimistic about our market position and long-term growth."

Business Outlook for the Quarter Ending June 30, 2011

For the quarter ending June 30, 2011, the Company expects to report revenues between $43 million and $47 million and GAAP net income per diluted share of approximately $0.12 to $0.18. On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share for the quarter ending June 30, 2011 of approximately $0.22 to $0.28.

Conference Call Information

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, May 3, 2011. To access the conference call, dial 877-941-2069 or 480-629-9713 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company’s corporate website at http://investor.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on May 3, 2011 until 11:59 p.m. Pacific Time on May 10, 2011, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4432517#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future.  Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink’s view of "core operating performance."

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Woodland Hills, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending June 30, 2011." These forward-looking statements involve risks and uncertainties that could cause Oplink’s results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: possible reductions in customer orders or delays in shipments of products to customers; potential delays in introduction of new Oplink products; Oplink’s reliance on a small number of customers for a substantial portion of its revenues; Oplink’s reliance on third parties to supply critical components and materials for its products; intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; the potential for a downturn in the telecommunications industry or the overall economy in the United States or other parts of the world; and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2011	2010
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$74,687	$40,711
Short-term investments	121,282	109,632
Accounts receivable, net	36,146	29,728
Inventories	22,289	20,902
Prepaid expenses and other current assets	7,118	7,659
Total current assets	261,522	208,632
Long-term investments	-	10,000
Property, plant and equipment, net	35,982	33,363
Goodwill and intangible assets, net	3,874	6,952
Other assets	623	651
Total assets	$302,001	$259,598

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,446	$14,369
Accrued liabilities and other current liabilities	13,634	11,657
Total current liabilities	25,080	26,026
Non-current liabilities	5,970	4,923
Total liabilities	31,050	30,949
Stockholders' equity	270,951	228,649
Total liabilities and stockholders’ equity	$302,001	$259,598

(1)	The June 30, 2010 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2011	2010	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$53,471	$52,025	$33,623	$155,136	$99,931
Cost of revenues	34,188	32,916	22,643	100,623	68,107
Gross profit	19,283	19,109	10,980	54,513	31,824
Operating expenses:
Research and development	4,322	3,992	2,574	11,713	7,067
Sales and marketing	2,625	2,482	2,077	7,565	6,086
General and administrative	2,052	1,895	1,924	5,815	5,455
Stock compensation expense	1,229	1,127	1,221	3,897	4,288
Amortization of intangible assets	451	451	410	1,353	1,217
Gain on sale/disposal of assets	(24)	(83)	(4)	(107)	(342)
Total operating expenses	10,655	9,864	8,202	30,236	23,771
Income from operations	8,628	9,245	2,778	24,277	8,053
Interest and other income, net	180	54	292	291	759
Income before provision for income taxes	8,808	9,299	3,070	24,568	8,812
Provision for income taxes	(620)	(811)	(516)	(2,312)	(1,312)
Net income	$8,188	$8,488	$2,554	$22,256	$7,500

Net income per share:
Basic	$0.40	$0.43	$0.12	$1.13	$0.36
Diluted	$0.38	$0.41	$0.12	$1.07	$0.35

Shares used in per share calculation:
Basic	20,308	19,556	20,907	19,723	20,754
Diluted	21,595	20,602	21,792	20,792	21,563

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2011	2010	2010	2011	2010
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$8,188	$8,488	$2,554	$22,256	$7,500
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	123	102	81	342	268
Amortization of intangible assets	575	575	548	1,725	1,632
Total related to cost of revenues	698	677	629	2,067	1,900

Related to operating expenses:
Stock compensation expense	1,229	1,127	1,221	3,897	4,288
Amortization of intangible assets	451	451	410	1,353	1,217
Total related to operating expenses	1,680	1,578	1,631	5,250	5,505

Non-GAAP net income	$10,566	$10,743	$4,814	$29,573	$14,905

Net income per share, non-GAAP:
Basic	$0.52	$0.55	$0.23	$1.50	$0.72
Diluted	$0.49	$0.52	$0.22	$1.42	$0.69

Shares used in per share calculation:
Basic	20,308	19,556	20,907	19,723	20,754
Diluted	21,595	20,602	21,792	20,792	21,563

Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$19,283	$19,109	$10,980	$54,513	$31,824
Stock compensation expense included in cost of revenues	123	102	81	342	268
Amortization of intangible assets included in cost of revenues	575	575	548	1,725	1,632
Non-GAAP gross profit	$19,981	$19,786	$11,609	$56,580	$33,724

GAAP gross margin rate	36.1%	36.7%	32.7%	35.1%	31.8%
Non-GAAP gross margin rate	37.4%	38.0%	34.5%	36.5%	33.7%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	March 31,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$22,256	$7,500
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	3,979	4,918
Amortization of intangible assets	3,078	2,849
Stock compensation expense	4,239	4,556
Gain on sale/disposal of assets	(107)	(342)
Other	614	277
Change in assets and liabilities	(4,773)	(2,804)
Net cash provided by operating activities	29,286	16,954

Cash flows from investing activities:
Net purchases of investments	(1,629)	(20,718)
Net purchases of property, plant and equipment	(5,305)	(2,036)
Acquisition of business, net of cash acquired	-	(3,698)
Net cash used in investing activities	(6,934)	(26,452)

Cash flows from financing activities:
Proceeds from issuance of common stock	17,849	3,827
Repurchase of common stock	(6,534)	-
Net cash provided by financing activities	11,315	3,827

Effect of exchange rate changes on cash and cash equivalents	309	26
Net increase (decrease) in cash and cash equivalents	33,976	(5,645)
Cash and cash equivalents, beginning of period	40,711	49,702
Cash and cash equivalents, end of period	$74,687	$44,057